UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2004

MediCor Ltd.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50442	14-1871462
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 South Decatur Boulevard, Suite 300, Las Vegas, NV 89103
(Address of Principal Executive Offices)

(702) 932-4560
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

On July 6, 2004, MediCor Ltd. (the “Company”) filed a Current Report on Form 8-K reporting the acquisition by the Company of all of the capital stock of Laboratoires Eurosilicone S.A. A description of the acquisition is included in Item 2.01 below. The purpose of this Form 8-K/A is to amend the Current Report on Form 8-K filed on July 6, 2004 to include the transaction description and to include the financial information required by Item 9.01(a) – Financial Statements and Item 9.01(b) – Pro Forma Financial Information of Form 8-K, which information was omitted from the original filing and is being filed herewith within 60 days after the due date of the original Form 8-K filing, as permitted by Form 8-K.

Item 2.01

On July 5, 2004, the Company completed its acquisition of Laboratoires Eurosilicone S.A (“Eurosilicone”) from its former shareholders (the “Sellers”). Pursuant to the Agreement for the Sale and Purchase of the Shares of Laboratoires Eurosilicone S.A. dated May 17, 2004 by and between the Company and the Sellers (the “SPA”), the Company purchased 100% of the shares of Eurosilicone for cash. The purchase price was primarily financed by additional loans from III, LLC, an affiliate of the Company’s chairman and founder. In addition, the Sellers may be entitled to further cash compensation if certain revenue targets are achieved by Eurosilicone over the next three years. Payment of the additional compensation is also subject to the accuracy of the Sellers’ representations.

Eurosilicone manufactures its medical device products in Apt, France, and distributes them to approximately 70 countries throughout Europe, Asia, Mexico, Central and South America and Africa, with more than 90% of sales derived from breast implant products. Eurosilicone has approximately 17 percent of the breast implant market outside the United States, where it competes predominantly with Inamed Corporation and Mentor Corporation. Approximately 180 persons are employed in its two ISO-certified manufacturing facilities in France, which comprise about 44,100 square feet of space.

The consideration the Company paid to the Sellers under the SPA was determined pursuant to arms’ length negotiations and the Company’s management relied on representations made by Eurosilicone’s management, the Sellers and other documents and information provided to the Company. The Company’s management and Board considered various factors to determine the amount of consideration appropriate for the acquisition, including the potential benefit of the transaction to the Company’s shareholders.

The summary of the transaction set forth above is qualified by reference to the SPA, which is Exhibit 2.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements

The audited financial statements of the Eurosilicone for the year ended December 31, 2003, which are required by paragraph (a) of Item 9.01 of Form 8-K with respect to the acquisition of the shares of Eurosilicone by the Company, are filed as part of this Current Report on Form 8-K/A as Exhibit 99.3

(b)	Pro Forma Financial Information

The pro forma financial information required by paragraph (b) of Item 9.01 of Form 8-K with respect to the acquisitions is furnished as part of this Current Report on Form 8-K/A as Exhibit 99.3

(c)	Exhibits

2.1*	Agreement for the Sale and Purchase of the Shares of Laboratoires Eurosilicone S.A. dated May 17, 2004 (Incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2004)

99.1	Press Release of the Company dated July 6, 2004. (Previously filed with this Current Report on Form 8-K)

99.2	Audited financial statements of Laboratoires Eurosilicone S.A for the years ended December 31, 2003 and 2002.

99.3	Unaudited pro forma consolidated condensed financial statements giving effect to the combination of the Company and Laboratoires Eurosilicone S.A. for the year ending June 30, 2004

*	Confidential treatment has been requested for portions of this exhibit.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICOR, LTD.

	By:	/s/ Theodore R Maloney

		Name:	Theodore R. Maloney
		Title:	Chief Executive Officer
Dated September 20, 2004

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